                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                        LIBERTY HOMES, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

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                              LIBERTY HOMES, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 27, 2000

                            ------------------------

To the Shareholders:

    The Annual Meeting of Shareholders of Liberty Homes, Inc. will be held at the Goshen Inn, U.S. Highway 33 East, Goshen, Indiana, on Thursday, April 27, 2000 at 9:00 AM, Eastern Standard Time, for the following purposes:

    (1) To elect five directors for the ensuing year.

    (2) To transact such other business as may properly come before the meeting.

    All shareholders of record at the close of business on March 16, 2000 are entitled to notice of the Annual Meeting. ONLY SHAREHOLDERS OF CLASS B COMMON STOCK ARE ENTITLED TO VOTE AT THE ANNUAL MEETING IN PERSON OR BY DULY AUTHORIZED PROXY.

    Accompanying this notice is a copy of the Company's annual report for the year 1999.

                                          By Order of the Board of Directors

                                          [SIGNATURE]

                                          Edward Joseph Hussey
                                          SECRETARY

Goshen, Indiana
March 31, 2000

                                   IMPORTANT

 Liberty Homes, Inc. invites each of its shareholders to attend the Annual Meeting. If you are a shareholder of Class B Common Stock and are unable to be present at the meeting, it is important that you, whether you are the owner of one or more shares of Class B Common Stock, sign and return the enclosed proxy. An envelope on which postage will be paid by the Company is enclosed for that purpose. Returning your executed proxy will make certain that you are represented at the Annual Meeting. Your cooperation will be appreciated.

                              LIBERTY HOMES, INC.
                        PO BOX 35, GOSHEN, INDIANA 46527

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 27, 2000

                            ------------------------

                            SOLICITATION OF PROXIES

    This proxy statement is furnished to the shareholders of Liberty
Homes, Inc., an Indiana corporation (the "Company"), in connection with a solicitation of proxies by the Board of Directors of the Company for the Annual Meeting of Shareholders to be held on April 27, 2000 at 9:00 AM. (Eastern Standard Time), or any adjournment thereof (the "Annual Meeting"). Proxies so given may be revoked at any time prior to the voting thereof by giving written notice to the Secretary of the Company or at the meeting by voting by ballot and thereby canceling any proxies previously returned. Proxies will be solicited by mail and proxy soliciting material will be furnished to brokerage houses, custodians, nominees and fiduciaries upon request for forwarding to the beneficial owners of the Company's Class B Common Stock, $1.00 par value (the "Class B Common Stock"), held of record by such persons. The cost of solicitation will be borne by the Company. This proxy statement and enclosed proxy card are being sent to shareholders on or about March 31, 2000.

                      SHARES OUTSTANDING AND VOTING RIGHTS

    The Company has authorized and outstanding two classes of Common Stock: the Class A Common Stock, $1.00 par value and the Class B Common Stock, $1.00 par value. All shares of Class A Common Stock are non-voting securities. ONLY HOLDERS OF CLASS B COMMON STOCK ARE ENTITLED TO VOTE.The Board of Directors has fixed the close of business on March 16, 2000 as the record date for the determination of shareholders entitled to notice of and/or to vote at the Annual Meeting. On that date, the Company had outstanding 2,197,908 shares of Class A Common Stock and 1,706,247 shares of Class B Common Stock. Each share of
Class B Common Stock entitles its holder to one vote, executed in person or by properly executed proxy on each matter to be considered at the Annual Meeting. THE HOLDERS OF CLASS A COMMON STOCK ARE ONLY ENTITLED TO NOTICE OF THE ANNUAL MEETING AND CANNOT VOTE ON ANY OF THE MATTERS DESCRIBED HEREIN.

    The following table sets forth the beneficial ownership of the only persons known by the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities.

                             NAME AND ADDRESS OF                 NUMBER OF SHARES
TITLE OF CLASS                 BENEFICIAL OWNER                 BENEFICIALLY OWNED   PERCENT OF CLASS
--------------  ----------------------------------------------  ------------------   ----------------
CLASS B         Hussey Investments L.P........................         880,881             51.6%
COMMON STOCK      an Indiana limited partnership
                  Edward J. Hussey (1)
                  Edward Joseph Hussey (2)
                  Michael F. Hussey (2)
                  John P. Hussey (2)
                  Nancy A. Parrish (2)
                  PO Box 35
                  Goshen, IN 46527

------------------------

(1) Edward J. Hussey is a limited partner in Hussey Investments L.P. and accordingly has a pecuniary interest in the shares of Class B Common Stock owned by Hussey Investments L.P. Edward J. Hussey has no voting or investment power over such shares and accordingly disclaims beneficial ownership of such shares.

(2) Edward Joseph Hussey, Michael F. Hussey, John P. Hussey and Nancy A. Parrish are the general partners of Hussey Investments L.P. and accordingly share voting and investment control over the shares of Class B Common Stock owned by that limited partnership.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission. Directors, executive officers and greater than 10% beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they have filed.

    Based solely upon a review of the copies of these forms furnished to the Company and representations from certain reporting persons that no Forms 5 were required, the Company believes that during 1999 all directors, executive officers and greater than 10% beneficial owners complied with all applicable filing requirements.

                             ELECTION OF DIRECTORS

    Under the By-Laws of the Company, five directors are to be elected at the Annual Meeting to hold office for the ensuing year or until their successors are elected and qualified. Directors will be elected by plurality of the votes cast. It is the present intention of the persons named in the accompanying proxy to vote such proxy for the election of the persons named in the following table. If, on account of death or unforeseen contingencies, any of the nominees designated in the table shall not be available for election, the persons named in the accompanying proxy reserve the right to vote such proxy for such other person or persons as they shall determine.

    Proxies received which contain abstentions or broker non-votes as to any matter will be included in the calculation of the presence of a quorum, but will not be counted as votes cast for or against the action to be taken on the matter. Therefore, abstentions or broker non-votes will have no effect in the election of directors.

    The persons named in the following table have been nominated by the Board of Directors for election at the Annual Meeting. All are presently directors of the Company. Except as otherwise indicated below, the business address of each of the directors of the Company is PO Box 35, Goshen, Indiana 46527. The following table sets forth certain other information with respect to each nominee.

                                                        CLASS A COMMON STOCK     CLASS B COMMON STOCK
                                                       BENEFICIALLY OWNED AS    BENEFICIALLY OWNED AS
                                                         OF MARCH 16, 2000        OF MARCH 16, 2000
NAME                                                  (PERCENT OF CLASS)(1)(2)  (PERCENT OF CLASS)(2)
----                                                  ------------------------  ----------------------
EDWARD J. HUSSEY, age 82, has been President and a
  Director of the Company (or its predecessors)
  since 1960, and is the father of Edward Joseph
  Hussey and Michael F. Hussey. (3).................         -0-       (-0-)           -0-      (-0-)

EDWARD JOSEPH HUSSEY, age 52, has been Vice
  President-Secretary of the Company since 1985 and
  has been a Director of the Company since 1981.
  Since 1975 he has been associated with the law
  firm of Hodges & Davis PC, where he currently is a
  shareholder. He is a son of Edward J.
  Hussey. (4)(5)(6).................................   1,276,619     (58.1%)       945,653    (55.4%)

DAVID M. HUFFINE, age 51, has been President of I.M.
  Homes, Inc., since 1997. Prior thereto, he was
  President of Sky View Homes, Inc., Chairman of the
  Board of Rampart Investigations, and Senior Vice
  President of Calumet Securities Corporation. He
  has been a Director of the Company since
  1988. (7).........................................         -0-       (-0-)           -0-      (-0-)

MICHAEL F. HUSSEY, age 43, has been Vice President-
  Finance and Assistant Secretary of the Company
  since 1984 and has been employed by the Company
  since 1980. He has been a Director of the Company
  since 1988. He is a son of Edward J.
  Hussey. (5)(6)....................................   1,276,054     (58.1%)       945,088    (55.4%)

MITCHELL DAY, age 44, has been President of Day
  Equipment Corporation since 1984. Prior thereto,
  he was a Vice President with the same corporation.
  He has been a Director of the Company since
  1995..............................................         -0-       (-0-)           -0-      (-0-)

All Directors and Officers as a group...............   1,300,454     (59.2%)     1,009,860    (59.2%)

------------------------

(1) All shares of Class A Common Stock are non-voting securities.

(2) Except as noted in footnote (6), each individual director and officer has sole investment power with respect to the shares of Class A Common Stock and, except as noted in footnote (5), has sole voting and investment power with respect to the shares of Class B Common Stock owned by them and included in the table.

(3) Edward J. Hussey is a limited partner in Hussey Investments L.P., an Indiana limited partnership which owns shares of Class B Common Stock. He also is a limited partner in Hussey Endeavors L.P., an Indiana limited partnership which owns Class A Common Stock. Edward J. Hussey disclaims beneficial ownership of all such shares.

(4) The Company uses the services of Edward Joseph Hussey's law firm in various matters related to its business. During 1999, the Company paid $8,407 for such services.

(5) Includes 880,881 shares of Class B Common Stock owned by Hussey Investments L.P., an Indiana limited partnership. Edward Joseph Hussey and Michael F. Hussey are general partners of Hussey Investments L.P., and as such, share with the other general partners voting and investment control over the shares of Class B Common Stock owned by that partnership.

(6) Includes 1,253,219 shares of Class A Common Stock owned by Hussey Endeavors LP, an Indiana limited partnership. Edward Joseph Hussey and Michael F. Hussey are general partners of Hussey Endeavors LP, and as such, share with the other general partners investment control over the shares of Class A Common Stock owned by that partnership.

(7) During 1999, The Company sold $999,298 of its product in arms length transactions to I.M. Homes, Inc.

    The Board of Directors of the Company held six meetings during 1999.
Mr. Day and Mr. Huffine each attended in person fewer than 75% of these meetings. However, the actions taken by the Board in their absence were reviewed with Mr. Day and Mr. Huffine over the telephone and in all cases Mr. Day and Mr. Huffine concurred in the actions taken.

    The Board of Directors has an Audit Committee consisting of Mr. Day,
Mr. Huffine and Michael F. Hussey. The Audit Committee met once during 1999.

    The Company paid a total of $2,320 in 1999 to the outside directors, Mr. Huffine and Mr. Day. No fees are paid to the other directors.

                             EXECUTIVE COMPENSATION

    Shown below is information concerning the annual compensation for services in all capacities to the Company for the fiscal years ended December 31, 1999, 1998 and 1997, of those persons who were, (i) at anytime during the last completed fiscal year, the chief executive officer and (ii) the other four most highly compensated executive officers of the Company as of December 31, 1999 (the named officers):

                           SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION                  LONG TERM COMPENSATION
                                     -----------------------------------------   -------------------------------
                                                                       OTHER      STOCK     LONG TERM     ALL
                                                                       ANNUAL    OPTIONS    INCENTIVE    OTHER
NAME & PRINCIPAL POSITION              YEAR      SALARY    BONUS(1)    COMP.     & AWARDS    PAYOUTS    COMP(2)
-----------------------------------  --------   --------   --------   --------   --------   ---------   --------
Edward J. Hussey...................    1999     $240,000   $344,000         --         --         --         --
  Chairman & President                 1998      240,000    442,000         --         --         --         --
                                       1997      240,000    344,000         --         --         --         --

Edward Joseph Hussey...............    1999      140,400    299,240         --         --         --    $19,379
  VP & Sec                             1998      124,800    339,840         --         --         --     16,809
                                       1997      114,400    258,640         --         --         --     17,341

Michael F. Hussey..................    1999      140,400    299,240         --         --         --    $19,379
  VP - Finance                         1998      124,800    339,840         --         --         --     16,809
                                       1997      114,400    258,640         --         --         --     17,341

Marc A. Dosmann....................    1999       75,400     57,240         --         --         --         --
  VP & CFO                             1998       71,500     72,200         --         --         --         --
                                       1997       68,900     56,340         --         --         --         --

Bruce A. McMillan..................    1999       74,100     56,460         --         --         --         --
  VP - Sales                           1998       71,500     72,200         --         --         --         --
                                       1997       68,900     51,340         --                    --         --

------------------------

(1) Includes amounts awarded under the Company's key employee bonus plan (described below) for the respective fiscal years even if deferred, as well as discretionary bonuses.

(2) Amount represents the time value calculated on the annual life insurance premiums paid by the Company for the respective trusts in accordance with the split dollar insurance plan described below. The time value was calculated using the effective interest rate method over 9 years, at a discount rate of 7%. The premiums paid by the Company are to be repaid by the trusts upon the death of the insureds or the termination of the policies by the trusts.

EMPLOYMENT CONTRACTS

    The services of Edward Joseph Hussey and Michael F. Hussey as executive officers of the Company are provided under employment agreements dated
September 14, 1993. Both employment agreements are on an "at-will" basis terminable at any time by the Company or the executive and provide for a base salary determined and reviewed by the Company at least annually, the same types of benefits accorded to other executives of the Company and continuance of a split dollar insurance plan during the period of employment and thereafter on specified conditions. If termination of employment results from death, the deceased executive's legal representative will be entitled to receive the earned obligations under the employment agreements, including (i) full base salary through the end of the then current fiscal year, (ii) any incentive payments for the last fiscal year, and (iii) any previously deferred compensation. In addition, the split dollar insurance plan will continue for the benefit of the executive's legal representative or designated beneficiary. If termination of employment results from the executive's disability or retirement, the executive will receive the Accrued Obligations and the split dollar insurance plan shall be continued for the benefit of the executive or the executive's legal representative or designated beneficiary. If employment is terminated for any reason other than death, disability or retirement, the executive will have no further rights under the employment agreement nor to any benefits under the split dollar insurance plan.

                         COMPENSATION COMMITTEE REPORT

SPLIT DOLLAR INSURANCE PLAN

    The Company is a party to split dollar insurance plans effective
June 11,1993, which provide additional compensation to Edward Joseph Hussey and to Michael F. Hussey in the form of cash compensation and in assisting certain trusts established by them to pay premiums on certain policies of life insurance owned by the trusts. Under the split dollar insurance plans, the Company and the trusts each pay part of the premium for those insurance policies. Upon the death of the insureds, each trust has agreed to pay the Company an amount equal to all premium payments made by the Company. Upon termination of either of the split dollar insurance plans by the respective trust's surrender of the insurance policy, delivery of notice of termination to the Company or failure to make a required premium contribution, each trust has agreed to pay to the Company the cash surrender value of the insurance policy, but not more than an amount equal to all premium payments made by the Company relating to that policy.

COMPENSATION PRINCIPLES

    The foundation of the executive compensation program is based on beliefs and guiding principles designed to align compensation with business strategy, Company values and management initiatives. The program:

    - Integrates compensation programs with both the Company's annual and long-term strategic planning and measurement processes.

    - Supports a performance-oriented environment that rewards performance not only with respect to Company goals but also with respect to Company performance as compared to that of industry performance levels.

    - Attracts and retains key executives critical to the long-term success of the Company.

KEY EMPLOYEE BONUS PLAN

    The Company's key employee bonus plan covers all key employees, including all executive officers, of the Company. Participants are eligible to receive a bonus established as a percentage of their base salary, which percentage may depend upon the extent to which certain financial results are attained. Bonuses are determined quarterly, on a cumulative basis, for each calendar year. Each participant receives part of his bonus payment at the time the Company's earnings reports for the applicable quarter are released to the public. The balance of a participant's bonus is paid at the time the Company's annual earnings are released to the public. Payments are made only if such participant is employed by the Company on that date. Amounts paid and accrued under the Key Employee Bonus Plan during 1999 are included in the compensation table above.

COMPENSATION OF THE COMPANY'S CHIEF EXECUTIVE OFFICER AND PRESIDENT

    The compensation of the Company's Chief Executive Officer and President,
Mr. Edward J. Hussey, is based upon the Compensation Principles and Key Employee Bonus Plan described above. Mr. Hussey's base salary is determined by considering the salaries of CEOs in similar sized businesses and competitor companies. The remaining portion of his compensation is tied to the Company's annual performance.

Compensation Committee

       Michael F. Hussey
       David M. Huffine
       Mitchell Day

                   SHAREOWNER RETURN PERFORMANCE PRESENTATION

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareowner return on the Company's Class A and Class B Common Stock against the cumulative total return of the Dow Jones Equity Market Index and the Dow Jones Home Construction Index for the period of five fiscal years ending December 31, 1999.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
               LIBERTY HOMES, INC., DOW JONES EQUITY MARKET INDEX
                     AND DOW JONES HOME CONSTRUCTION INDEX
                         FISCAL YEAR ENDING DECEMBER 31

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                   1994  1995  1996  1997  1998  1999
Class A Common Stock                100   138   151    99   127   101
Class B Common Stock                100   139   152   125   153   105
Dow Jones Equity Index              100   138   169   227   292   351
Dow Jones Home Construction Index   100   149   143   221   235   149

Assuming that the value of the investment in Liberty Homes, Inc. Class A and Class B Common Stock and each index was $100 on December 31, 1994 and all dividends were reinvested.

                    RELATIONSHIP WITH INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

    The accounting firm of Crowe, Chizek and Company LLP served as the Company's independent public accountants for the fiscal year ended December 31, 1999. It is presently intended that Crowe, Chizek and Company LLP will serve as the Company's accountants for the fiscal year ending December 31, 2000. It is anticipated that a representative of Crowe, Chizek and Company LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if desired and to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

    Any shareholder who intends to present a proposal for consideration at next year's Annual Meeting of Shareholders, and who desires to have the proposal considered for inclusion in the Company's proxy statement related to next year's Annual Meeting, must see that the proposal is received in the Company's offices in Goshen, Indiana no later than December 1, 2000. Submission of a proposal to the Company does not necessarily mean that it will be included in the Company's proxy statement.

    In addition, if a shareholder intends to present a proposal at the next annual meeting of shareholders without including the proposal in the proxy materials for that meeting, and if the proposal is not received by the Company by February 14, 2001, then, if such proposal is properly presented, the proxies designated by the Board of Directors for that meeting may vote in their discretion on such proposal any shares for which they have been appointed proxies without mention of such matter in the Company's proxy statement or on the proxy card for that meeting.

                                 OTHER MATTERS

    The Board of Directors does not intend to present any item of business at the Annual Meeting other than as specifically set forth in the Notice of Meeting. However, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such additional matters that may properly come before the meeting. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1999 WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS OF RECORD AS OF MARCH 16, 2000 UPON WRITTEN REQUEST TO MR. EDWARD JOSEPH HUSSEY, LIBERTY HOMES, INC., PO BOX 35, GOSHEN, INDIANA 46527.

                                          By Order of the Board of Directors

                                          [SIGNATURE]

                                          Edward Joseph Hussey
                                          Secretary

                                     PROXY

                              LIBERTY HOMES, INC.
                                   PO BOX 35
                             GOSHEN, INDIANA 46527

This Proxy is Solicited on Behalf of the Board of Directors

    The undersigned hereby authorizes and appoints Edward J. Hussey and Ralph D. Ray, and each of them, with full power of substitution, as proxies of the undersigned, and hereby authorizes them to represent and to vote, as designated below, all the shares of Class B Common Stock of Liberty Homes, Inc. held of record by the undersigned on March 16, 2000, at the Annual Meeting of Shareholders to be held on April 27, 2000, or any adjournment thereof. PLEASE NOTE THAT ONLY HOLDERS OF CLASS B COMMON STOCK ARE ENTITLED TO VOTE ON THE MATTERS LISTED BELOW.

1.  Election of Directors
     / /  FOR all nominees listed below                  / /  WITHHOLD AUTHORITY
     (EXCEPT AS MARKED TO THE CONTRARY BELOW)            to vote for all nominees listed below

                                 INSTRUCTIONS:
 TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, DRAW A LINE THROUGH
                     THE NOMINEE'S NAME IN THE LIST BELOW.

  Edward J. Hussey, Edward Joseph Hussey, David M. Huffine, Michael F. Hussey,
                                  Mitchell Day

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                     (over)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTOR NOMINEES.

                                              Dated  _____________________, 2000

                                              __________________________________
                                                          Signature

                                              __________________________________
                                                          Signature

                                              (Where stock is registered in
                                              joint tenancy, all tenants should
                                              sign. Persons signing as
                                              Executors, Administrators,
                                              Trustees, or the like, should so
                                              indicate.)

                                              PLEASE DATE, SIGN, AND RETURN THIS
                                              PROXY IN THE ENCLOSED ENVELOPE.